Exhibit 10.1

TRANSMEDICS GROUP, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

WHEREAS, the Board and the shareholders of TransMedics Group, Inc. (the “Company”) approved and adopted the TransMedics Group, Inc. 2019 Stock Incentive Plan, as may be amended from time to time (the “Plan”), in 2019; and

WHEREAS, the Board and the shareholders of the Company have determined that it is in the best interest of the Company and its shareholders to amend the Plan as set forth in this Amendment No. 1 to Amended And Restated 2019 Stock Incentive Plan (this “Amendment”).

NOW, THEREFORE, the Plan is amended as follows:

1. Amendment to the Plan.

(a) Amendment to Share Reserve. The first two sentences of Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Number of Shares. Subject to adjustment as provided in Section 7(b), the number of shares of Stock that may be issued in satisfaction of Awards under the Plan is (i) 5,390,502 shares of Stock (inclusive of 2,640,502 shares of Stock subject to Awards outstanding under the Plan as of March 25, 2026), plus (ii) the number of shares of Stock underlying awards under the Prior Plan (which will not exceed 33,570 shares) that on or after June 1, 2026 expire or are terminated, surrendered or cancelled without the delivery of shares of Stock, are forfeited to, or repurchased by, the Company, or otherwise become available again for grant under the Prior Plan, in each case, in accordance with its terms (collectively, the “Share Pool”). Up to 5,424,072 of the shares of Stock from the Share Pool may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan.”

(b) Amendment to Term. Section 6(a)(2) of the Plan is hereby amended and restated in its entirety to read as follows:

“Term of Plan. No Awards may be made after June 1, 2036, but previously granted Awards may continue beyond that date in accordance with their terms.”

(c) Amendment to Vesting. The first sentence of Section 6(a)(4) of the Plan is hereby amended and restated in its entirety to read as follows:

“Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable; provided, however, effective for Awards granted on or after January 1, 2027, no portion of any Award may be scheduled to vest prior to the date that is one year following the date the Award is granted, except that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent (5%) of the Share Pool may be granted without regard to the minimum vesting provisions of this Section 6(a)(4).”

(d) Amendment to Covered Transaction Provisions. Section 7(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“Except as otherwise expressly provided in an Award agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

(1) Provisions that Apply in the Event of a Covered Transaction that Constitutes a Change in Control.

(A) Assumption or Substitution. Upon the consummation of a Covered Transaction that constitutes a Change in Control, this Section 7(a)(1)(A) shall apply to the extent that then outstanding Awards (“Replaced Awards”) are assumed, continued or substituted (“Replacement Award”) by the acquiror or survivor or an affiliate of the acquiror or survivor under such Covered Transaction in accordance with the terms of this Section 7(a)(1)(A). With respect to each Replaced Award (or portion thereof) that is outstanding and unvested as of the consummation of the Covered Transaction that is eligible to vest based on performance, the Administrator will determine the extent to which the applicable performance vesting conditions have been achieved as of the consummation of the Covered Transaction (or the end of the applicable performance period, if earlier) and the Replaced Award (or portion thereof), to the extent earned based on performance, will thereafter be eligible to vest solely based on continued Employment over the remaining term of the applicable service or performance period, as applicable. Each unvested Replaced Award that is outstanding as of the consummation of the Covered Transaction that is eligible to vest solely based on continued Employment will vest based on continued Employment over the applicable service or performance period. In order for a Replaced Award to be treated as having been assumed, continued or substituted under this Section 7(a)(1)(A), the Replacement Award shall reflect the following provisions and shall meet the following conditions: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Administrator, as constituted immediately prior to the Covered Transaction, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the acquiror or survivor or an affiliate of the acquiror or survivor in the Covered Transaction, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions are not less favorable than the terms and conditions of the Replaced Award, as determined by the Administrator, as constituted immediately prior to the Covered Transaction, in its sole discretion; and (v) it provides that upon the termination of Employment by the Company other than for Cause of a holder of the Replacement Award, or if the holder of the Replacement Award is entitled to severance benefits upon a resignation for “good reason” (or any similar or corollary term), in either case, within twenty-four (24) months following the consummation of the Covered Transaction, such Replacement Award shall immediately vest and, in the case of a Replacement Award that is not in the form of a stock option or stock appreciation right, shall be settled within thirty (30) days of such termination of Employment and, in the case of a Replacement Award that is in the form of a stock option or stock appreciation right, shall remain exercisable for the remaining term of such Replacement Award. Notwithstanding the foregoing, with respect to any Replaced Award that is considered deferred compensation subject to Section 409A, settlement of such Replacement Award shall be made pursuant to the schedule applicable to the Replaced Award if necessary to comply with Section 409A.

(B) Acceleration of Certain Awards that are Not Replacement Awards. Each Award that is outstanding and unvested as of immediately prior to the consummation of a Covered Transaction that constitutes a Change in Control that is not assumed, continued or substituted for in a manner that complies with Section 7(a)(1)(A) above will immediately vest in full (for performance awards, based on the satisfaction of applicable performance vesting conditions, determined as described in Section 7(a)(1)(A) above) upon the consummation of the Covered Transaction on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(C) Cash-Out of Awards. Subject to Section 7(a)(1)(E), in connection with a Covered Transaction that constitutes a Change in Control the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof) that are not assumed, continued or substituted for as described in Section 7(a)(1)(A) above, equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the Fair Market Value of a share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or portion (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally ) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(D) Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction that constitutes a Change in Control, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1)(A) and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(E) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(1) with respect to an Award may, in the discretion of the Administrator, contain such limitations or restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(1)(C) or an acceleration under Section 7(a)(1)(B) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(2) Provisions that Apply in the Event of a Covered Transaction that Does Not Constitute a Change in Control. Upon the consummation of a Covered Transaction that does not constitute a Change of Control, the Administrator will determine the treatment of each Award (or portion thereof) that is outstanding as of the consummation of the Covered Transaction, which may include, but is not limited to: (i) the assumption or continuation of some or all outstanding Awards or any portion thereof, or the grant of new awards in substitution therefor by any acquiror or survivor or affiliate of the acquiror or survivor, to the extent applicable, in the Covered Transaction; (ii) that each unvested Award or portion thereof that is outstanding as of the consummation of a Covered Transaction that is not so assumed, continued or substituted for will immediately vest in full upon the consummation of the Covered Transaction; or (iii) a cash-out with respect to some or all Awards or portions thereof (including only the vested portion thereof) that are not so assumed, continued or substituted for, equal in the case of each applicable Award or portion thereof to the excess, if any, of (A) the fair market value of a share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (B) the aggregate exercise or purchase price, if any, of such Award or such portion (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally) as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate (provided, for the avoidance of doubt, that such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of a share of Stock).

(3) Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform matter, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.”

(e) Amendment to Change in Control Definition. Section 2 of the definition of Change in Control is hereby amended and restated in its entirety to read as follows:

“such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on June 1, 2026 or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or”

2. Miscellaneous.

(a) Effect. Except as amended hereby, the Plan shall remain in full force and effect.

(b) Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Plan unless the context clearly indicates or dictates a contrary meaning.

Adopted by Board of Directors: April 2, 2026

Approved by Shareholders: May 20, 2026

5